UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2005
                                                  -----------------

                           EMC INSURANCE GROUP INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


            Iowa                          0-10956              42-623455
-------------------------------        ------------      --------------------
(State or other jurisdiction of        (Commission       (I.R.S. Employer
         incorporation)                File Number)       Identification No.)


 717 Mulberry Street, Des Moines, Iowa                           50309
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(Address of principal executive office)                       (Zip Code)


                                (515) 280-2902
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 7.01  Regulation FD Disclosure

     On February 11, 2005, EMC Insurance Group Inc. issued the following press release:

EMC INSURANCE GROUP INC. COMMENTS ON
FOURTH QUARTER 2004 ADVERSE DEVELOPMENT
AND CLARIFIES PREVIOUSLY RELEASED INFORMATION

DES MOINES, Iowa (February 11, 2005) - On January 24, 2005, EMC Insurance Group Inc. (Nasdaq/NM:EMCI) (the "Company") commented on financial ratio information released by its parent company, Employers Mutual Casualty Company, and reported that the Company's statutory combined trade ratio for the year ended December 31, 2004 was 104.2 percent. Today, the Company expanded on that disclosure and announced that adverse development on prior years' reserves totaled approximately $15,400,000 for the fourth quarter of 2004. This adverse development will reduce fourth quarter earnings by approximately $10,010,000 ($0.76 per share) on an after tax basis and represents approximately 3.8 percent of the total loss and settlement expense reserves carried at September 30, 2004.

The adverse development experienced during the fourth quarter of 2004 occurred primarily in the property and casualty insurance segment. For many years, the Company has required each branch office to perform a complete inventory of its open claim files during the fourth quarter and to review the adequacy of each carried reserve based on current information. This review process has not historically resulted in a significant amount of adverse development during the fourth quarter. However, heightened emphasis placed on case reserve adequacy resulted in a higher level of scrutiny by the Company's claims staff during the fourth quarter review process, which in turn resulted in the increase in case reserves during the fourth quarter and corresponding increase in settlement expense reserves.

The significant increase in case reserves that occurred during the fourth quarter of 2004 was not anticipated since the branch offices had already reviewed a large number of individual claim exposures for both previously reported and newly reported claims during the year and had implemented substantial increases in their case reserves during the second and third quarters.

Beginning in 2005, the branch offices will be required to perform a complete inventory and review of their case reserves semi-annually, rather than annually as previously required. The first review will be performed during the month of June and the second will be performed during the month of November. This change is designed to implement necessary reserve adjustments on a timely basis.

The Company has a conservative reserving philosophy and is dedicated to maintaining a consistent level of reserve adequacy. Internal actuarial evaluations completed in early February 2005 indicate that the loss and settlement expense reserves carried by the property and casualty insurance segment at December 31, 2004 are toward the high end of the range of actuarial indications.

In addition to the recent actions taken to improve reserve adequacy, effective March 1, 2005, Richard K. Schulz, a current employee of Employers Mutual Casualty Company, will become the senior claims executive officer.
Mr. Schulz has been the claims manager at the Chicago branch office for the last five years and has over ten years of prior insurance industry experience in litigation management and claims supervision at Zurich US Insurance Group and American States Insurance Company.

Although earnings for the twelve months ended December 31, 2004 have not been finalized, management currently expects earnings to be within the range of $1.10 per share to $1.15 per share. Management currently expects earnings for 2005 to be within the range of $2.15 per share to $2.40 per share.
Actual 2004 earnings are expected to be released during market hours on the morning of February 24, 2005. The Company will host an earnings call on the date of release. Dial-in information for the call will be forthcoming.

The Company will also conduct a teleconference in conjunction with today's release. The teleconference begins at 10:00 a.m. central time today, February 11, 2005. Dial-in information for the call is toll-free 1-877-407-8290. The event will be archived and available for digital replay through February 18, 2005. The replay access information is toll-free 1-877-660-6853; account number 1628; conference ID number 139412.

EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty groups in Iowa and among the top 60 insurance groups nationwide. For more information, visit our website www.emcinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management's current beliefs, assumptions and expectations of the Company's future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company's business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following: catastrophic events and the occurrence of significant severe weather conditions; the adequacy of loss and settlement expense reserves; state and federal legislation and regulations; changes in our industry, interest rates or the performance of financial markets and the general economy; rating agency actions and other risks and uncertainties inherent to the Company's business. When we use the words "believe", "expect", "anticipate", "estimate" or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements.

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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    EMC INSURANCE GROUP INC.
                                    Registrant


                                    /s/ Bruce G. Kelley
                                    -------------------------
                                    Bruce G. Kelley
                                    President & Chief Executive Officer


                                    /s/ Mark E. Reese
                                    -------------------------
                                    Mark E. Reese,
                                    Sr. Vice President &
                                    Chief Financial Officer
February 11, 2005